Exhibit 10.1

AMENDMENT NO. 2 TO MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 2 TO MANAGEMENT AGREEMENT (this “Amendment”) is dated as of December 4, 2014, by and among Starwood Property Trust, Inc., a Maryland corporation (the “Company”), and SPT Management, LLC, a Delaware limited liability company (the “Manager”).

Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Manager are parties to that certain Management Agreement, dated as of August 17, 2009 (as amended by Amendment No. 1 to Management Agreement, dated as of May 7, 2012, the “Agreement”); and

WHEREAS, the Company and the Manager desire to amend, and do hereby amend, the Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.1                               Definition of Incentive Compensation.  Section 1(a) of the Agreement is hereby amended and restated by deleting the first paragraph of the definition of Incentive Compensation and replacing it in its entirety with the following:

“Incentive Compensation” means the incentive management fee calculated and payable with respect to each calendar quarter (or part thereof that this Agreement is in effect) in arrears in an amount, not less than zero, equal to the difference between (1) the product of (a) 20% and (b) the difference between (i) Core Earnings of the Company for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price per share of the Common Stock of all of the Company’s public offerings of Common Stock multiplied by the weighted average number of shares of Common Stock outstanding (including, for the avoidance of doubt, any restricted shares of Common Stock, restricted stock units or any shares of Common Stock underlying other awards granted under one or more of the Company’s Equity Incentive Plans) in the previous 12-month period and (B) 8%, and (2) the sum of any Incentive Compensation paid to the Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that (1) no Incentive Compensation shall be payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters is greater than zero and (2) for purposes of clause (1)(a)(ii)(A) above, on and after January 31, 2014, the computation of the weighted average issue price per share of the Common Stock shall be decreased to give effect to the book value per share on January 31, 2014 of the assets of the Company’s formerly wholly-owned subsidiary, Starwood Waypoint Residential Trust, which was spun-off on January 31, 2014, and the computation of the average number of shares of Common Stock outstanding shall be decreased by the weighted-average number of shares of Starwood Waypoint Residential Trust distributed in the spin-off on January 31, 2014.

1.2                               Representations and Warranties.

(a)                                 The Company represents and warrants to the Manager that this Amendment: (i) has been duly and validly executed and delivered by the Company; and (ii) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

(b)                                 The Manager represents and warrants to the Company that this Amendment: (i) has been duly and validly executed and delivered by the Manager; and (ii) constitutes the legal, valid and binding obligation of the Manager, enforceable against the Manager in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

1.3                               Ratification of Agreement.  Except as expressly provided in this Amendment, all of the terms, covenants, and other provisions of the Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.

1.4                               Miscellaneous Provisions.  The provisions of Section 16 (Miscellaneous) of the Agreement shall apply mutatis mutandis to this Amendment.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first written above.

Starwood Property Trust, Inc.

By	/s/ Andrew J. Sossen
Name: Andrew J. Sossen
Title: Chief Operating Officer and General Counsel

SPT Management, LLC

By	/s/ Barry S. Sternlicht
Name: Barry S. Sternlicht
Title: Authorized Signatory

Signature Page to Amendment No. 2 to Management Agreement